UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2018

Seacoast Banking Corporation of Florida

(Exact name of registrant as specified in its charter)

Florida	001-13660	59-2260678
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

815 Colorado Avenue, Stuart, FL		34994
(Address of principal executive offices)		(Zip Code)

(772) 287-4000

(Registrant's telephone number, including area code)

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

On April 24, 2018, Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”), Basswood Capital Management, L.L.C. (“Basswood”) and Matthew Lindenbaum, a principal of Basswood, mutually agreed to terminate the Observer Rights Agreement, dated as of March 23, 2016, and amended as of July 28, 2016 (the “Agreement”). As of December 31, 2017, Basswood reported holdings of the Company’s common stock equal to 2.5% of the Company’s outstanding shares.

Under the terms of the Agreement, Seacoast granted Mr. Lindenbaum the right to attend all meetings of Seacoast’s board of directors (the “Board”) in a non-voting observer capacity and to receive materials provided to the Board. As a result of the termination of the Agreement, Mr. Lindenbaum shall no longer receive Board materials or have observer rights and Basswood, Mr. Lindenbaum and their representatives must maintain in confidence information obtained under the Agreement for a period of 24 months and the Company is obligated to provide Basswood and Mr. Lindenbaum certain information with respect to the Company’s trading policy for a period of six months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

	By:	/s/ Dennis S. Hudson, III
Dennis S. Hudson, III
Chairman and Chief Executive Officer

Dated: April 30, 2018